HAWKINS ACCOUNTING
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CERTIFIED PUBLIC ACCOUNTANT                      17415 MONTEREY STREET, STE. 200
                                                           MORGAN HILL, CA 95037
                                                (408) 776-9455 FAX (408)776-8979


                      CONSENT OF THE INDEPENDENT ACCOUNTANT

     As the independent auditor for Duro Enzyme Products, Inc., I hereby consent to the incorporation by reference in this Form 10Q Statement of my report, relating to the reviewed financial statements dated May 13, 2002 for the period of October 1, 2001 to March 31,2002.


                                                 /s/  R. Richard Hawkins II





May  13,  2002


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